UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2006

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-118427	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

(Address of Principal Executive Offices)

410-689-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

We entered into an amended and restated employment agreement (the “Employment Agreement”) effective September 27, 2006 with Allen S. Pack, Jr. to serve as our Senior Vice President, Sales and Marketing (the “Executive Officer”).

The agreement includes the following material terms:

•	Three-year initial term

•	Annual base salary of $270,000

•	Annual incentive compensation of up to one hundred twenty five percent (125%) of then- current annual rate of base salary

•	Under the agreement, if the Executive Officer’s employment is terminated by us without “cause” or if the Executive Officer resigns for “good reason” (as such terms are defined in the employment agreement), the Executive Officer will receive (a) the accrued but unpaid salary, bonus, and reimbursements through the date of termination, (b) the target annual bonus for the year of termination, prorated for the amount of time actually employed during such year, and (c) subject to the Executive Officer’s compliance with the non-compete and confidentiality provisions, the sum of his base salary and target annual bonus for the greater of (i) the remainder of his term under the employment agreement and (ii) one year, such payment to be received in bi-monthly installments during the nine-month period following termination

•	The Executive Officer is entitled to Gross-up payments in connection with payments the Executive Officer receives that are subject to Section 4999 of the Internal Revenue Code

•	Under the terms of the agreement, the Executive Officer may not disclose any confidential information concerning us, our subsidiaries or affiliates and any third party that has provided any information to us on a confidential basis. In addition, during the Executive Officer’s term of employment and (a) for a period of nine months following the date the Executive Officer ceases to be employed by us, the Executive Officer may not compete with us or our subsidiaries, and (b) for a period of two years following the date the Executive Officer ceases to be employed by us, the Executive Officer may not solicit or hire our employees or employees of our subsidiaries.

A copy of the Employment Agreement is furnished as Exhibits 10.1 and is incorporated herein by reference to this Item

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit 10.1	Amended and Restated Employment Agreement dated as of September 27, 2006 by and between Foundation Coal Corporation and Allen S. Pack, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2006

Foundation Coal Holdings, Inc.

/s/ Frank J. Wood Senior Vice President and Chief Financial Officer